UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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NAUTILUS Inc

Changing the Game in Health and Fitness.

NAUTILUS BOWFLEX StairMaster Universal SCHWINN FITNESS

Investor Presentation

This presentation includes forward-looking statements, including statements concerning estimated future sales and earnings, new product introduction, and operational improvement. Factors that could cause Nautilus, Inc.’s (“Nautilus”)
actual results to differ materially from these forward-looking statements include availability of media time and fluctuating advertising rates, a decline in consumer spending due to unfavorable economic conditions, its ability to effectively develop, market, and sell future products, its ability to get foreign-sourced product through customs in a timely manner, its ability to effectively identify, negotiate and integrate any future strategic acquisitions, its ability to protect its intellectual property, introduction of lower-priced competing products, unpredictable events and circumstances relating to international operations including its use of foreign manufacturers, government regulatory action, and general economic conditions. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.
All views and estimates expressed herein are based on economic and market conditions and other circumstances as they exist and can be evaluated as of November 20, 2007.
In connection with the solicitation of proxies, Nautilus has filed with the SEC and mailed to shareholders a definitive proxy statement (the "Proxy Statement"). The Proxy Statement contains detailed information about Nautilus, the special meeting and individuals who are deemed to be participants in Nautilus' solicitation of proxies. Nautilus' shareholders are urged to read the Proxy Statement carefully in its entirety. Shareholders may obtain additional free copies of the Proxy
Statement and other relevant documents filed with the SEC by Nautilus through the website maintained by the SEC at
www.sec.gov or at Nautilus' website at www.nautilusinc.com.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A
Incorporated, toll-free at (888) 750-5834; banks and brokers may call collect at (212) 750-5833.

Summary
Why We Are Here
Sharp Contrast in
Value Creation Plans
Stewards of
Shareholder Value
• Nautilus’ Board of Directors, after the Company’s second quarter operating loss (its first quarterly operating loss in Nautilus’ history as a public company), fired its former CEO and launched a restructuring plan to maximize shareholder value.
• The Company hired Bob Falcone, Nike’s former CFO, as the new CEO to implement this turnaround.
• At this critical juncture in Nautilus’ history, Sherborne Investors LP (“Sherborne”) is seeking to have its nominees control Nautilus’ Board and unwind Nautilus’ strategy.
• Management is vigorously pursuing a diversified strategy.
– Strategy takes advantage of large retail and commercial markets.
• Sherborne would like to focus on the Direct channel, an approach that has already proven to be unsuccessful for Nautilus.
– The Direct channel has been relatively flat with diminished profit profile over the last five years and is Nautilus’ smallest market.
• Nautilus management and Board:
– Experienced, proven fitness industry and operational leadership.
• In process of aggressively implementing turnaround plan.
• Best stewards for value creation.
• Sherborne:
– Turned down a Nautilus offer of proportional Board representation.
– Trying to control Company’s Board without ownership of a controlling economic interest.
– Mixed track-record; limited relevant experience.
Who We Are
• Nautilus is a leading provider of high performance fitness equipment.
• The Company has five of the industry’s top brands by quality and performance.
• Nautilus designs, produces and markets products for a wide range of end-users to help people achieve a fit and healthy lifestyle.

New Executive Leadership:  Robert Falcone
$3,405
$3,931
$3,790
$4,761
$6,471
$9,187
$9,553
$2,000
$4,000
$6,000
$8,000
$10,000
1992 1993 1994 1995 1996 1997 1998
• 21 years with PricewaterhouseCoopers; last seven as
engagement partner on the Nike account.
• Chief Financial Officer of Nike, Inc. (1992 – 1998).
– Responsible for company’s global finances and
investor relations.
• Senior Vice President and Chief Financial Officer of
800.com (2000 – 2002).
• Executive Vice President and Chief Financial Officer
of BearingPoint, Inc. (2003 – 2004).
• Chief Executive Officer of private equity firm Catalyst
Acquisitions Group (2004 – 2006).
• Chief Executive Officer of GCR Custom Research
(2005 – 2007).
– Sold in 2007.
• Nautilus Board of Directors (2003 – Present).
• President and CEO (October 2007 – Present)
(Interim CEO from August 2007 to October 2007).
Biography Nike Sales During Mr. Falcone’s Tenure
($ in millions)
Source:  Capital IQ.
• Named Nautilus’ Chairman, President, and CEO in October 2007.
• More than 33 years of management and board experience.
• Significant domestic and international operational experience, complemented by accounting, financial and capital markets experience.
• Active Nautilus Board member for four years (Audit Committee Chair, Lead Director).
• Informed vision for building upon Nautilus’ 21-year legacy, with conviction required for making tough decisions quickly.

New Leadership Structure Supported by New Key Personnel

- Change in management structure to a matrix organization.
  - Creation of General Business Manager role, reporting directly to President and CEO.
  - Greater emphasis on product life cycle and profitability.
- Addition of new talent in the sales, marketing and general business manager functions.

Team Member / Title	Background
Timothy Joyce *SVP* *Global Sales*	• Over 20 years of experience in sales. • Joined Nautilus in September 2007. • Previously served as President and Chief Operating Officer of HO Sports in Redmond, WA. • Spent 19 years with Nike, most recently as director of European Sales and Vice President of Global Sales.
Caroline Howe *SVP* *General Manager*	• Over 20 years of experience in brand and business management. • Joins Nautilus in December 2007. • Joins from Portland-based American Sporting Goods where she focused on Ryka, a women's footwear and apparel brand. • Previously served as Global Brand Director of Sports Drinks for Coca Cola, General Manager of Memories for Hallmark Cards, and served 15 years at Nike including serving as Global Brand Director for Women's Fitness.
Kenneth Fish *SVP* *General Manager*	• Over 20 years of senior level finance and operations experience. • Promoted from Vice President of Financial Planning and Analysis, the role under which he joined in May 2005. • As VP of Financial Planning and Analysis, reorganized the accounting function following an ERP system conversion, oversaw continuous improvement, and directed the pending acquisition of Land America. • Previously served as Vice President of Finance for Vestas Americas and Asia-Pacific Finance Director for NACCO Materials Handling Group.
James A. Heidenreich *SVP* *Global Marketing*	• 15 years of experience in marketing. • Joins Nautilus in December 2007. • Previously served as Vice President of Marketing for Easton-Bell Sports (previously Riddell Sports Group) and Group Vice President of Marketing for Experimental and Applied Sciences. • Has also held positions as Director of New Business Development and Director of Marketing and Specialty Product Sales for Brunswick Bicycle Division and Brand and Market Research Manager for Outboard Marine Corporation.

5

Experienced Existing Management Team

Team Member / Title	Background
William D. Meadowcroft *Chief Financial Officer*	• 20 years of accounting and finance experience. • Named CFO of Nautilus in March 2005. • Joined Nautilus in 2000, serving as the Company's principal accounting officer, treasurer and corporate controller. • Previously spent eight years in Big Four public accounting firms.
Darryl K. Thomas *President* *International Equipment Business*	• Over 25 years of experience in international business, planning and marketing. • Joined Nautilus in January 2004. • Previously served as Vice President of the Burger King international account team for Coca-Cola and held various positions at Levi Strauss, Xerox Corporation and AT&T.
Steve Eichen *Chief Information Officer*	• Over 25 years of experience in information management. • Joined Nautilus in 2002. • Previously served as Senior Manager for Deloitte & Touche, providing systems and project management services, and held senior information management positions for The Boeing Company and for the Institute of Management Resources.
Wayne Bolio *Chief Administrative Officer*	• Over 25 years of experience in law and human resources. • Joined Nautilus in 2003; previously in human resources and currently in the General Counsel role. • Previously served as Chief Human Resources Officer and Assistant General Counsel for Consolidated Freightways, and as Assistant General Counsel for Southern Pacific Transportation Company.
Ronald Arp *SVP* *Corporate Communications*	• Nearly 25 years of experience in corporate communications and public relations. • Joined Nautilus in August 2004. • Previously served as senior partner at public relations firm Fleishman-Hillard. • Has been honored with seven Silver Anvils, the communications industry's Oscar.
Deborah Marsh *SVP* *Human Resources*	• 20 years of human resources experience. • Joined Nautilus March 2007. • Previous experience includes the top human resources role for TriQuint Semiconductor and senior consultant for Arthur Andersen Human Capital Services and KPMG Compensation and Benefits Practice.
Mark Meussner *SVP* *Manufacturing and Distribution*	• Over 30 years of experience in manufacturing and distribution. • Joined Nautilus in 2005 as manager of Tulsa manufacturing facility. • Previously managed Visteon's Chassis plant in Indianapolis (2 million square feet, 2,500 employees), managed Tulsa glass facility (1.5 million square feet, 900 employees), and managed two plants in Mexico and joint venture company in China.

6

Key Recent Events
July 16, 2007
Nautilus announces 2nd quarter results with a
$0.04 per share net income, including gain
from legal settlement.  Excluding the gain
from the legal settlement, 2nd quarter loss is
$0.30 per share.
July 26, 2007
Sherborne files 13D indicating it has acquired
19.9% of Nautilus' equity.
August 12, 2007
Nautilus announces Gregg Hammann will
step down as CEO and Robert Falcone
will act as Interim CEO.
October 11, 2007
Nautilus announces workforce reduction.
October 17, 2007
Nautilus announces 3rd quarter results with a
$0.42 unadjusted net income loss per share.
Excluding non-recurring charges, 3rd quarter
loss is $0.29 per share.  Management also
reviews restructuring plan.
October 19, 2007
Sherborne files 13D/A indicating it has
acquired a 25.0% stake in Nautilus.
Notice of Special Meeting sent to
shareholders.
October 29, 2007
Nautilus announces implementation of limited
duration Shareholder Rights Plan.
August 22, 2007
Sherborne and Nautilus meet to discuss
Nautilus’ business and turnaround strategy.
September 13, 2007
Representatives of Nautilus’ Board meet with
Sherborne who indicates that it wants to
actively participate in Nautilus’ operations and
to have one of its representatives serve as
Chairman of the Board.
September 20, 2007
Sherborne sends a demand letter to Nautilus
to call a special meeting to, among other
things, remove a majority of the Nautilus
directors and replace them with Sherborne’s
nominees.
October 4, 2007
Nautilus offers Sherborne two board seats
and representation on each of its committees;
Sherborne rejects the proposal.
October 12, 2007
In response to Sherborne’s request to
participate in the Company’s operations,
Nautilus offers to create a new executive
committee, on which Sherborne nominees
would serve.
October 16, 2007
Sherborne rejects Nautilus’ revised proposal.
Robert Falcone named President and CEO.
November 6, 2007
Sherborne commences soliciting proxies to
elect directors controlling a majority of
Nautilus’ Board.
Implementation of Strategic Plan

Both Nautilus and the Industry Have Experienced
Recent Difficulties
Indexed Stock Price Performance
Source:  Capital IQ.
*  Peer index includes Amer and Brunswick.
S&P 500: 2.8%
Cybex: (30.7%)
Nautilus: (72.0%)
• The industry has suffered recent weakness in consumer spending.
– Mortgage crises.
• Slower housing starts and slower home sales have decreased short-term demand for home fitness equipment products.
– Significant competition for discretionary spending.
• Higher fuel prices.
• Consumer credit issues with certain segments of the Direct channel buying base.
20
40
60
80
100
120
140
Nov-06 Jan-07 Mar-07 May-07 Jul-07 Sep-07 Nov-07
Nautilus Cybex S&P 500 Peer Index *
Peer Index: (11.9%)

U.S. Retail
$3.5
U.S. Commercial
$1.1
Direct
$1.0
International
Equipment
$4.5
Prospects for Nautilus and the Industry Are Strong
• Nautilus plays in a $10.2 billion global market.
– Market has grown at 3.0% - 5.0% per
annum historically.
– 41.3 million Americans belonged to a health
club in 2005, up from 32.8 million in 2000.
– 70% of Americans intend to increase their
exercise regimen in the next 12 months.
• Obesity is an epidemic in the United States.
– 28% of Americans seriously tried to lose
weight in 2006.
– The CDC estimated that in 2000, nearly
$200 billion in direct and indirect costs were
related to obesity and inactivity.
Proportion of State Populations Facing Obesity Crises
No Data          <10%          10%–14% 15%–19%          20%–24%        25%–29%           = 30%
Sources: Nautilus, CDC Behavioral Risk Factor Surveillance System, SGMA.
1998 2006 1990
2006 Market Size ($ Billions)

Key Points of Differentiation Equip Nautilus To Be
The Leader in the Global Fitness Industry
Strong Portfolio of Brands
• Five strong brands, each with their own history, reputation and target consumer.
- Nautilus, Bowflex, Stairmaster, Universal, Schwinn Fitness.
• 244 years of brand heritage.
Multidimensional Distribution Strategy
• Target the global fitness equipment market.
• Ability to reach consumers wherever they shop or exercise.
• Ability to place the right brand in the right channel.
- Bowflex in Direct, Nautilus and Stairmaster in Commercial and Specialty Retail, Universal in big box retail, and Schwinn in multiple channels.
• Not reliant on any individual channel for value creation.
• Growing penetration among retailers and fitness clubs.
Leveragable Global Footprint
• Products available in approximately 50 countries.
• As turnaround strategy takes root, ability to leverage SG&A and research and development costs across a global footprint.
Vertical Integration Creates Competitive Advantage
• Land America acquisition provides significant margin expansion opportunity, more control over the supply chain, and improved ability to serve big box retail profitably.
• Renegotiated purchase price.
Innovative Product Line
• Portfolio of market leading, innovative products.

NAUTILUS		
BOWFLEX		
StairMaster		
SCHWINN FITNESS		
Universal

• #1 brand in home fitness equipment leveraging 20-years of
experience.
• Target fitness participants primarily through infomercials, internet, and big box retailers.
Unmatched and Valuable Brand Portfolio
Brand
Year Founded /
Added to
Portfolio
Overview
• Brand recognition nearly double that of any other fitness brand.
• Product line that spans strength and cardio categories.
• Numerous industry awards from trade organizations such as
FIBO.
• Portfolio of five heritage brands provides ability to sell products at the full spectrum of price points through multiple channels, globally.
• Strong patent support: 109 issued and 62 pending in the U.S., 91 issued and 112 pending internationally.
1970 / 1999
1986 / 1986
• Iconic stepping brand with strong name recognition.
• Selected Top 25 Eureka Innovations in past 25 years by USA
Today.
1983 / 2002
• Leading brand in indoor cycling.
• 112-year brand heritage.
1895 / 2001
• Highly recognizable brand purchased in 2006.
1957 / 2006
Note: Excludes PEARL iZUMi because of potential divestiture.

Successful History of Building Differentiated Global Platform

- History of strong revenue growth and aggressive action in response to changing market conditions.
- Nautilus met its earnings guidance in 13 out of the 14 periods from the 3rd quarter of 2003 to the 4th quarter of 2006.
- Acquired five new brands and entered two new channels since 1999.

Company History

1986	▪ Company founded focused on Bowflex home gym equipment.
1999	▪ Acquired Nautilus in January 1999. ▪ Completed U.S. IPO.
2001	▪ Acquired Schwinn Fitness in September 2001.
2002	▪ Acquired StairMaster in February 2002.
2005	▪ Acquired Pearl Izumi in July 2005.
2006	▪ Focused on aggressive product development through the introduction of 17 new products in the Nautilus, Bowflex and Schwinn Fitness brands. ▪ Purchased Universal brand in May 2006.
2007	▪ Announced Land America acquisition. ▪ Manifestation of core execution issues. ▪ Announced new executive leadership. ▪ Implemented turnaround plan.

Nautilus Sales Growth

($ in millions)
$800.0
$600.0
$400.0
$200.0
$0.0
Revenue decline due to competitor launching extremely similar product in retail channel, exposing flaws in Direct only model.
$133.1
$223.9
$363.9
$584.7
$498.8
$523.8
$631.3
$680.3
1999
2000
2001
2002
2003
2004
2005
2006

Source: Public filings, Capital IQ.

12

• Targets fitness participants for home use.
• Product enables home gym consumers a
full free-weight workout at a significant
discount to a full free-weight system.
• Full rack of free-weight dumbbells in a
compact and convenient package.
Innovative, Industry-Leading Product Portfolio
Bowflex SelectTech Dumbbells
Bowflex Revolution
Nautilus One
Nautilus TreadClimber
• Targets fitness participants for home use.
• Innovative evolution of Bowflex’s legacy
rod-based home gym.
– Utilizes linear elastic resistance
technology developed by SpiraFlex
Inc. and NASA.
• Ranked among Men’s Health’s Top 100
Products in 2005.
• Innovative new weight selection
mechanism for Commercial strength
equipment.
• Only product of its kind; significant
differentiator for the Nautilus brand.
• Cardio machine that provides the benefits
of a treadmill with lower impact.
• Burns twice the calories of walking on a
traditional treadmill.
• Won the Global Innovation Award at the
FIBO 2007 international trade show for
health and fitness.

• Global footprint, but relatively
low market share in most
markets.
– Significant opportunity to
grow in multiple
international markets.
• Completing comprehensive
review of global operations.
• In process of bringing selected
distribution in-house.
Significant International Opportunity
Significant International Experience
Global Reach
Office Locations
Nautilus Products Available
$2,278
$2,532 $2,436
$3,004
$3,973
$5,532
$5,173
$1,127
$1,399
$1,353
$1,757
$2,498
$3,655 $4,380
$3,405
$3,931
$3,790
$4,761
$6,471
$9,187
$9,553
$0
$2,000
$4,000
$6,000
$8,000
$10,000
1992 1993 1994 1995 1996 1997 1998
Nike Domestic Sales Nike International Sales
($ in millions)
• Robert Falcone and Timothy Joyce
have a combined 26 years of
experience with Nike.
• From 1992 to 1998 when both Falcone
and Joyce were on the Nike team, the
duo was able to help drive the
company’s sales at a CAGR of 19%,
while increasing the international portion
of sales from 33% to 46% over the
same time period.

Vertical Integration through Land America
Acquisition Creates Competitive Advantage
• Exercised option to purchase Land America.
– Largest contract manufacturer for Nautilus.
– Nautilus currently represents 95%+ of capacity.
– Manufactures home gyms, benches, and TreadClimber products for the home.
– Immediate gross margin improvement of 150 to 200 bps with
potential for additional improvement with increased volume.
• Renegotiated Land America transaction terms and extended payment.
– $7.0 million price concession, reducing the purchase price to $65.0 million, including the purchase of
$5.0 million in inventory.
– $22.5 million payment delayed by 10 months.
• Work flow optimization project underway.
• Will enable Nautilus to more tightly protect intellectual property and quality.
• Further cost reductions expected through global sourcing of raw materials and components.
Land America
Xiamen, China

Aggressive Moves to Deliver Shareholder Value
• Board replaced former CEO after a second quarter operating loss.
– Conducted extensive CEO search and Board of Directors unanimously hired Robert S. Falcone as
President and Chief Executive Officer.
• Within his first three months as CEO, key actions have been taken:
– Undertaking a comprehensive review of global strategy in three channels of business:  Direct, Retail,
Commercial.
– Approximately $10.0 million annual savings created by reducing workforce by 140 persons.
– Improving liquidity by securing a new $150.0 million asset-based loan with a $50.0 million accordion.
– Exploring the divestiture of non-core assets, including Pearl iZUMi.
– Hiring of Timothy Joyce as Senior Vice President of Global Sales.
– Increasing cash available for operations by approximately $13.0 million annually as a result of the suspension of the Company’s quarterly cash dividend.
– Improving financial terms of previously announced Land America acquisition through a price concession and delayed payments.
– Executing $20 million inventory reduction plan.
– Comprehensive evaluation of distribution network; bringing selected international markets in-house.
Under the Board’s and Robert Falcone’s leadership, management has a turnaround plan, which it is in the process of implementing, utilizing the Company’s competitive advantages to drive shareholder value.

Nautilus’ Strategic Vision
• Nautilus is making significant changes to drive growth and improve the Company’s financial performance.
– Attracting new talent in marketing; research, design, and development; and business / product segments.
– Developing business unit matrix structure for maximum accountability and performance.
– Investing more selectively in product innovation – fewer, better introductions.
– Initiating market research to understand global product / brand priorities.
– Re-evaluating distribution infrastructure to drive out costs (including transportation).
– Securing and strengthening key account relationships in retail and commercial markets (including global).
– Eliminating aging, low-margin products, and assorted parts.
– Driving more commercial business directly from the Company.
– Developing country / region specific sales / distribution plans globally.
– Initiating comprehensive review of all existing facilities.
– Launching new strategic platform, focusing first on costs, quality, and product segmentation.

✓
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Management Is Already Addressing Areas
Highlighted by Sherborne
Sherborne Identified Consideration Action Completed / Currently Being Undertaken by Nautilus
Retail Channel Setting minimum acceptable financial targets, including standard margin and minimum order requirements.
Focusing sales efforts on those customers and products that are best suited for channel:
Presence in 6,800 doors in North America.
Penetration of more than four SKUs per door.
Greater presence of cardio; fewer home gyms.
Making efficient use of fixed operating costs:
Reduced compensation expense by 12% through workforce reductions.
Direct to Consumer Channel Focusing on quality leads with high probability of conversion instead of focusing on increasing the quantity of leads (ROI focus rather than growth focus).
Performing market research to ensure products brought to market in the Direct channel will be profitable.
Focusing on core print and television advertising with high conversion rates.
Reducing the number of products promoted in the Direct channel in order to focus advertising spend on key products.
Manufacturing Land America acquisition:
Opens up opportunities for additional segments and other portions of the retail channel.
Allows for the consolidation of contract manufacturers from 12 to three to five.
Evaluating the complete manufacturing and distribution process to improve margins.
Management Recently hired Timothy Joyce as Head of Global Sales.
Continuing to secure talent in key areas:
Marketing and creative development.
Product-focused general managers.
Research, design, and development.
Balance Sheet Strengthening the balance sheet:
Secured the current line of credit and finalizing a new facility in order to address liquidity concerns.
Pursuing the sale of Pearl iZUMi.
Pursuing the sale of inefficient and unprofitable facilities and investments.
Liquidating aging and discontinued inventory and parts.
Other Pursuing new volume through key accounts.
Seeking co-tenant for surplus space at headquarters.

✓ ✓ ✓ ✓	✗ ✗ ✗
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	✓	✗ ✗

Comparison of Strategic Plan with Sherborne’s
Platform
• Sherborne embraces a channel strategy that has proven to be flawed.
– Conditions in the Direct channel have since deteriorated, adding further execution difficulty to a
Direct-focused model.
• Sherborne is relatively ill-equipped to execute a turnaround at Nautilus.
Consideration Nautilus Plan Sherborne Platform
Channel Strategy Focus on $10.2 billion global opportunity through Focus on smallest channel: $1.0 billion Direct multiple channels. channel.
Smart retail expansion strategy for $3.5 billion Retail strategy lacks details.
market. Uncertain commercial, international, and apparel
Clear commercial plan for $1.1 billion market. strategies.
Greater ROI focus in $1.0 billion Direct market.
Management Significant fitness industry and operational Hire two un-named CEOs sequentially.
experience.  Strategic plan is well underway. Up to four CEOs in 12 - 18 months.
Key hires in place.
Business unit structure announced.
Staff stabilized after reduction.
Board Membership Four directors that Sherborne is seeking to replace To our knowledge, four proposed directors have no have significant retail and operational experience Nautilus or fitness experience and limited retail and a combined 10 years of experience with experience.
Nautilus.
Disruption and Associated Execution Risk Key transition largely complete. Significant.
New management team in place. Changes in Board and management.
Executing robust turnaround plan. Uncertainty creates customer risk.
Limitations on Ability to Implement Changes None. Significant.
Washington Business Corporation Law prevents
Sherborne from completing any further
reductions in workforce over the next 5 years
that may turn out to be in the best interests of
the Company.

• Nautilus has diversified away from its dependence on the Direct channel because:
– Only about 30% of customers are willing to consider shopping direct.
– The Company’s revenues declined from 2002 to 2003 due to an over-reliance on the Direct channel.
• Bowflex was copied in late 2002 before its patent expiration in 2004, by a competitor who sold a product with a similar name and appearance in the retail market.
– The Direct channel has become far more complex.
• A significant number of competitors have entered the channel.
• Cost of advertising has increased as more competition vies for media time.
– Since 2004, rates on ESPN have increased 600% to 700%, Dish Custom Clusters have increased 1,000% and USA rates have increased 50 to 75%.
(1)
– Customers demand a multi-channel distribution strategy.
• Customers who see products on television want to buy them in whatever channel they prefer.
Success Requires a Multi-Channel Strategy
Successful Multi-Channel Diversification
$198.1
$292.5
$392.6
$246.9
$266.5
$293.9
$283.1
$71.4
$192.0
$251.9
$257.4
$337.4
$397.1
$223.9
$363.9
$584.7
$498.8
$523.8
$631.3
$680.3
$25.8
$0.0
$200.0
$400.0
$600.0
$800.0
2000 2001 2002 2003 2004 2005 2006
Direct Sales Other Sales
($ in millions)
(1) Source: Nautilus proprietary results reporting; ESPN rate cards.
Competitor launched extremely similar
product in retail channel taking market
share.
Changing Market Conditions in Direct Channel
2001 and prior 2002 - Present
Competition
Grass Roots Entrepreneurial – Ronco ,
Bowflex, Time Life, Seal a Meal.
Sophisticated advertising market for Fortune 500
advertisers as well as entrepreneurs.
Purpose
Direct sales response – tied to ROI . Many purposes – direct sales response , driving web traffic, driving retail traffic, initial trial, buildin
databases, etc.
Rates
Rates paid to obtain a given response
rate reasonable.
Rates paid to obtain similar response rate much
higher due to heightened competition.
Marketing
Channel
Nautilus singularly focused on TV. Diverse strategy – TV, print, online, radio, promotional media, emerging media.
Product Approach
Nautilus focused on one aging product:
the Bowflex Power Pro.
Advertising includes Power Rod Gyms, Revolutio
Gyms, TreadClimber products, and SelectTech
Dumbbells.

• Nautilus tried to work constructively with Sherborne without subjecting all shareholders to a distracting, expensive proxy contest.
• From August to September 2007, representatives of Nautilus and Sherborne had three face-to-face meetings and several other separate discussions.
Nautilus Has Attempted to Work Constructively
With Sherborne
Nautilus Offer
• Offered Sherborne board representation
proportional to its share ownership.
• Offered Sherborne representation on all
of its committees, including a new
executive committee which would have
increased oversight over operational
matters in response to Sherborne’s
concerns.
• Nautilus was also prepared to offer
another large institutional shareholder
board membership.
Sherborne Response
• Sherborne indicated no interest in
Nautilus’ proposals.
• Soliciting proxies to replace a majority of
the Board.
• Seeking control of the Board without a
corresponding controlling ownership
interest.
– Underscored by Bramson’s stated
desire to serve as Chairman.
If the Sherborne proposals are defeated, Nautilus intends to increase the size of the Board and offer
Sherborne and Sun Capital Securities, LLC, Nautilus’ next largest shareholder, Board representation.

Ampex – A Cautionary Tale
Situation Overview Ampex Stock Price Performance Under Bramson
• Ampex Corporation engages in the development and
licensing of visual information technology products.
• A Bramson-led company purchased Ampex in 1987 for
$479 million and took the company public in 1992.
• Through numerous changes in strategy, work force
reductions, and management team changes, Ampex
struggled under Bramson’s leadership.
• Since the stock’s IPO in 1992, Ampex shares have
been delisted twice on two different public exchanges.
• Ampex shares traded down significantly in early
November 2007, after the company announced that it
might be forced to file for bankruptcy.
– Prior to this announcement, Bramson reduced his
position in Ampex from 12.5% of shares
outstanding in August 2006 to 4.99% of shares
outstanding in October 2007.
• $1.00 invested in Ampex’s 1992 IPO was worth less
than $0.02 on November 20, 2007.
$0.00
$50.00
$100.00
$150.00
$200.00
$250.00
$300.00
$350.00
Jul-92 Sep-94 Nov-96 Feb-99 Apr-01 Jun-03 Aug-05 Nov-07
Sources:  Capital IQ, San Jose Mercury News, Financial Times (London), public filings.
Ampex Revenue Under Bramson
$461
$401
$318
$238
$170
$127
$96 $96
$93
$68
$71
$60
$46
$37
$43
$101
$53
$36
$0
$100
$200
$300
$400
$500
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06
($ in millions)
• Edward Bramson’s only apparent operational role at a
publicly-listed U.S. company reduced shareholder value
significantly.
• Sherborne turnaround strategies can present significant
risk to a business.
Key Lessons Learned
Note: Adjusted for 1:20 reverse stock split, which occurred in June 2003.
Note: Revenue figures are from most recent public filing in which the respective year’s figures are presented; excludes reclassification of discontinued segment’s revenues in 1999 and 2000.

Strong Corporate Governance
Directors are elected annually.
Does not have blank check preferred stock.
Does not have a requirement for a supermajority vote to remove directors.
Directors may be removed with or without cause by a majority of the shares entitled to vote.
Limited duration Shareholder Rights Plan compliant with multiple ISS policy guidelines (i.e., 3-year term, 20% trigger, subject to shareholder approval in the next year).
• Nautilus has maintained strong corporate governance practices.
• Its Board of Directors is focused on the needs of all shareholders.
– Independent Audit, Compensation, Nominating and Corporate Governance Committees.
– Six of the seven Nautilus Directors are independent Directors.
• Nautilus has not adopted many of the measures other companies use to protect the Board and management from outside interference.
Overview of Defenses

Nautilus Board Possesses Significant Experience
in Retail, Operations, Finance and Strategy
Board Member
Committee
Memberships
Relevant Experience Background
Robert S. Falcone
¦
Financial, Retail, Apparel,
¦
Mr. Falcone has served on the Nautilus, Inc. Board of Directors since 2003.  He was President and
Fitness Industry Chief Executive Officer of GCR Custom Research from July 2005 until August 2007. From 2004 to
2006, Mr. Falcone was Chief Executive Officer of private equity firm Catalyst Acquisitions Group. Mr.
Falcone was Executive Vice President and Chief Financial Officer of BearingPoint, Inc. from 2003 to
2004.  He was the former Senior Vice President and Chief Financial Officer of 800.com, an Internet
retailer of consumer electronics from 2000 to 2002, and was the Chief Financial Officer of Nike, Inc.
from 1992 to 1998.  Additionally, Mr. Falcone spent 21 years with Pricewaterhouse Coopers, the last seven as engagement partner on the Nike account.
Evelyn V. Follit*
¦
Audit Committee
¦
Information Technology,
¦
Operates Follit Associates, a corporate technology and executive assessment practice. She
Retail, Human Resources, previously occupied corporate leadership roles with RadioShack Corporation, ACNielsen, Dun &
Fitness Industry, Marketing Bradstreet, ITT, and IBM.  Beginning December 2007, Ms. Follit will join the board of retail department store Bealls Inc.
Peter A. Allen*
¦
Compensation Committee
¦
Information Technology
¦
Partner & Managing Director, Market Development, for Technology Partners International (“TPI”), a
and Nominating & Corporate Strategy, Fitness Industry global management consulting firm. TPI advises major corporations in the optimization of business
Governance Committee operations through the best combination of in-sourcing, off-shoring, shared services and outsourcing.
Diane Neal*
¦
Compensation Committee
¦
Retail, Apparel,
¦
Appointed Chief Executive Officer of Bath & Body Works in June 2007, Ms. Neal had previously and Nominating & Corporate Fitness Industry, served, since October 2006, as President and COO.  Prior to joining Bath & Body Works, Ms.
Governance Committee Marketing Neal served as President of the Gap Outlet.  She also was a senior leader at the Target Corporation and held the position of President of Mervyn’s Stores.
Ronald P. Badie
¦
Audit Committee
¦
Financial, Fitness Industry
¦
Spent more than 35 years with Deutsche Bank and its predecessor, Bankers Trust Company, retiring in 2002 as Vice Chairman of Deutsche Bank Alex Brown (now Deutsche Bank Securities), the firm's investment banking subsidiary.
Marvin G. Siegert
¦
Chairman of Audit Committee
¦
Financial, Manufacturing,
¦
Recently retired as President and Chief Operating Officer of The Pyle Group LLC, a private equity
Retail, Fitness Industry, investment group.  Prior to joining The Pyle Group in 1996, Mr. Siegert spent 26 years with Rayovac
Corporation, a manufacturer of batteries and lighting products.
Don Keeble*
¦
Chairman of Nominating &
¦
Financial, Retail,
¦
Executive Vice President at Hilco Trading Company, Inc., which provides platform services including
Corporate Governance Fitness Industry, legal and accounting, marketing and capital. Mr. Keeble previously worked for Kmart Corporation, a
Committee and Chairman of Marketing large consumer retail company, for 29 years, most recently as its President of Store Operations
Compensation Committee through 2000.
* Denotes a Board member Sherborne is seeking to remove.

Nautilus Board: Looking Out for the Best Interests
of ALL Shareholders
• Focused on executing turnaround plan based on leveraging the Company’s core competitive advantages and key market opportunities.
– Targeting a large, growing market.
– Increasing margins through vertical integration and other cost saving initiatives.
• Nautilus’ Board took decisive action in response to the Company’s second quarter operating loss.
• The election of Sherborne’s slate of director-nominees could jeopardize shareholders’ opportunity to maximize value of their shares.
– To our knowledge, neither Sherborne nor its nominees have any meaningful experience in the fitness industry.
– Nautilus’ current Board has a great deal more retail experience.
– Sherborne proposals would cause significant disruption to the business at a critical juncture in its history.
– Sherborne’s strategy for Nautilus is misguided as it relies on an antiquated business model and ignores many valuable customers.
• Sherborne is attempting to have its nominees control the Company without ownership of a corresponding controlling ownership interest.
Robert Falcone’s turnaround plan presents the right strategy at the right time with the right leadership.

Vote the WHITE Proxy
• Protect your investment – vote the WHITE proxy.  The Board unanimously recommends that shareholders vote:
1.   AGAINST the removal of four of the current Nautilus directors.
2.   AGAINST Sherborne’s proposal to amend the bylaws such that Board vacancies resulting from the removal of directors by Nautilus’ shareholders may only be filled by the shareholders.
3. AGAINST Sherborne’s proposal to amend the bylaws such that the size of the Board is fixed at seven seats, provided that such number may be decreased (but not increased) by the Board of
Directors.
4. FOR the current directors of Nautilus in the event that Proposal 1 is passed.
5. AGAINST Sherborne’s ability to adjourn the special meeting and solicit additional proxies.
• Do NOT sign or return any green proxy card that may be sent to you by Sherborne.